EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

Citizens Community Bancorp, Inc. and subsidiary

We hereby consent to the inclusion in this Registration Statement on Form S-4 of our report dated December 29, 2016, relating to the consolidated financial statements of Citizens Community Bancorp, Inc. and subsidiary as of September 30, 2016 and 2015 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, MN

June 2, 2017